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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                                OF McLEOD, INC.

                                                                      STATE OF
                  NAME                                             INCORPORATION
                  ----                                             -------------
McLeod Telemanagement, Inc.                                              Iowa
(doing business as McLeod
Telemanagement Organization,
McLeod Telemanagement
Organization and TMO)

MWR Telecom, Inc.                                                        Iowa

McLeod Network Services, Inc.                                            Iowa

McLeod Telecommunications, Inc.                                          Iowa

Ruffalo, Cody & Associates, Inc.                                         Iowa

Campus-Call, Inc.                                                        Iowa

Telecom*USA Publishing Group, Inc.                                       Iowa

Telecom*USA Publishing Company                                           Iowa

OakTel Directory, L.C.                                                   Iowa